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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129570 of our report dated November 7, 2005 relating to the financial statements of Molecular Insight Pharmaceuticals, Inc. and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 17, 2006